UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 30, 2014

MYERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (330) 253-5592

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreements

On May 30, 2014, a wholly-owned subsidiary of Myers Industries, Inc. (the “Company”) entered into an Asset Purchase Agreement to purchase substantially all of the assets of Scepter Corporation and certain real property of SHI Properties Inc., both located in Scarborough, Ontario. Contemporaneously with the signing of the Asset Purchase Agreement, another wholly-owned subsidiary of the Company entered into a Unit Purchase Agreement to purchase all of the issued and outstanding membership interests of Eco One Leasing, LLC and Scepter Manufacturing, LLC, both located in Miami, Oklahoma. The total purchase price for these acquisitions will be $165 million in cash, subject to adjustment for working capital and other specified items. The Company anticipates that these acquisitions will close within approximately thirty days upon satisfaction of all conditions precedent to closing.

Both purchase agreements contain customary representations and warranties and covenants by each party. Both parties are obligated, subject to certain limitations, to indemnify the other for certain customary and other specified matters, including breaches of representations and warranties, nonfulfillment or breaches of covenants and for certain liabilities and third-party claims.

The Company issued a press release announcing the entrance into the purchase agreements. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Credit Amendment

On May 30, 2014, the Company entered into a First Amendment to Fourth Amended and Restated Loan Agreement (the “Loan Amendment”) with the other foreign subsidiary borrowers identified therein, the lenders identified therein and JPMorgan Chase Bank, National Association, as administrative agent. The Loan Amendment increases the senior revolving credit facility from $200 million to $300 million and joins an additional subsidiary of the Company as a borrower and another subsidiary of the Company as a guarantor of the credit facility.

The foregoing description of the Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Amendment attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference. The Company issued a press release announcing the Company’s entrance into the Loan Amendment. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure in Item 1.01 regarding the Credit Amendment and Exhibit 10.1 of this report are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

In connection with the signing of the purchase agreements disclosed above in Item 1.01, the Company prepared an investor presentation regarding the Scepter Acquisition. A copy of the investor presentation is attached to this Current Report on Form 8-K as Exhibit 99.2. The presentation will also be available on the Investor Relations – Financial Presentations portion of the company’s website at www.myersindustries.com.

Item 8.01.	Other Events.

On May 30, 2014, the Company issued a press release announcing that it has engaged the investment bank William Blair & Company to commence the sale of its Lawn and Garden Segment. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	First Amendment to Fourth Amended and Restated Loan Agreement among Myers Industries, Inc., the foreign subsidiary borrowers, the lenders and JPMorgan Chase Bank, N.A., as administrative agent, dated May 30, 2014.

99.1	Press Release dated May 30, 2014

99.2	Scepter Acquisition Presentation dated June 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
(Registrant)

DATE June 4, 2014	By:	/s/ Greggory W. Branning
Greggory W. Branning
Senior Vice President, Chief Financial Officer and Corporate Secretary